EXHIBIT 10.1

AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY (this “Unlimited Guaranty”), dated as of July 28, 2008, made by SMURFIT-STONE CONTAINER ENTERPRISES, INC., a corporation organized under the laws of the State of Delaware having its chief executive office at 150 North Michigan Avenue, Chicago, IL  60601 (“Guarantor”) in favor of THE CIT GROUP/EQUIPMENT FINANCING, INC., as the initial lender (the “Initial Lender”) and as Administrative Agent for the benefit of the Lenders (as defined below) (the “Administrative Agent” and together with the Lenders, the “Beneficiaries”).

WHEREAS, pursuant to that Credit Agreement dated as of March 30, 2006 (as subsequently amended, the “Original Credit Agreement”), by and between Calpine Corrugated, LLC (formerly known as Produce Container, LLC (the “Borrower”) and the Administrative Agent and Initial Lender and such other financial institutions as may become parties thereto from time to time (together with the Initial Lender, the “Lenders”), the Initial Lender made advances to Borrower in the aggregate principal amount of $40,350,000.00 to finance the purchase and installation of equipment for the manufacture of corrugated containers at Borrower’s facility in Fresno, California (the “Manufacturing Facility”), which advances were subsequently converted to a Term Loan evidenced by that Term Note in favor of the Initial Lender effective as of November 30, 2006;

WHEREAS, pursuant to that Guaranty dated as of March 30, 2006 (the “Original Guaranty”), the Guarantor provided a limited guaranty of the obligations of Borrower under the Original Credit Agreement;

WHEREAS, the Borrower, the Administrative Agent and the Initial Lender thereafter amended the Original Credit Agreement in certain respect pursuant to that Amendment No. 1 to Credit Agreement entered into as of October 30, 2006, that letter agreement denominated Amendment No. 2 to Credit Agreement dated November 30, 2006, and that Amendment No. 2 [sic] to Credit Agreement entered into as April 23, 2007;

WHEREAS, during 2007 the Working Capital Lender (as defined in the Original Credit Agreement) advised the Administrative Agent of the occurrence of certain “Events of Default” (the “Revolver Defaults”) under the Working Capital Loan Documents (as defined in the Original Credit Agreement);

WHEREAS, by letter dated November 30, 2007, the Administrative Agent notified the Borrower and the Guarantor that certain Events of Default (collectively, the “Identified Defaults”) had occurred and were continuing under the Original Credit Agreement, including breach of certain financial covenants in the Original Credit Agreement and the existence of the Revolver Defaults;

WHEREAS, the Borrower, the Administrative Agent, the Initial Lender and the Guarantor subsequently entered into negotiations to restructure the Original Credit Agreement and other Loan Documents, and pursuant to that Amendment No. 4 to Credit Agreement, Reservation of Rights and Reaffirmation of Guaranty entered into as of December 28, 2007, that Amendment No. 5 to Credit Agreement, Reservation of Rights and Reaffirmation of Guaranty entered into as of January 31, 2008, and that Amendment No. 6 to Credit Agreement, Reservation of Rights and Reaffirmation of Guaranty entered into as of February 29, 2008, the Borrower, the Administrative Agent, the Initial Lender and the Guarantor further amended the Original Credit Agreement on the terms and conditions set forth therein;

WHEREAS, the Borrower has failed to make the principal payments due under the Original Credit Agreement as of March 14, April 14, May 14 and June 14, 2008 (the “Payment Defaults,” and collectively with the Identified Defaults and any other Defaults described on Schedule 1.01(a) to the Credit Agreement (as defined below), the “Existing Defaults”);

WHEREAS, pursuant to that Amended and Restated Operating Agreement of Calpine Corrugated, LLC (the “Calpine Operating Agreement”) dated as of the Effective Date (as defined in the Credit Agreement), the existing members of the Borrower and the Guarantor have restructured the Borrower to, among other things, admit the Guarantor as a Member (as defined in the Calpine Operating Agreement) owning a 90% Percentage Interest (as defined in the Calpine Operating Agreement) in the Borrower;

WHEREAS, the Borrower and the Guarantor have requested that the Administrative Agent and the Initial Lender (i) waive the Existing Defaults and the right to collect interest at the Default Rate (as defined in the Original Credit Agreement) as a result of the Existing Defaults (ii) enter into an Amended and Restated Credit Agreement (the “Credit Agreement”) and (iii) otherwise amend the Loan Documents on the terms and subject to the conditions set forth in the Credit Agreement, in consideration for which the Guarantor has agreed to amend and restate the Original Guaranty to provide a full guaranty of the Term Loan and all obligations of the Borrower under the Credit Agreement;

WHEREAS, the Borrower, the Administrative Agent, the Initial Lender and the Guarantor have agreed that, on the Effective Date, the Original Credit Agreement, the Term Note and the Original Guaranty will each be amended and restated in its entirety, and other Loan Documents will be further amended in certain respects, in each case as provided in, and on and subject to the terms and conditions set forth in, the Credit Agreement;

WHEREAS, the Administrative Agent and the Initial Lender are unwilling to waive the Existing Defaults and the collection of interest at the Default Rate, to enter into the Credit Agreement and to otherwise provide the concessions requested by the Borrower and Guarantor unless, among other conditions, the Guarantor shall have executed and delivered this Unlimited Guaranty in favor of the Administrative Agent (for the benefit of all Beneficiaries); and

WHEREAS, the Guarantor, both through its contractual relationships with the Borrower and as 90% owner of the Borrower, has derived and will derive substantial economic benefit from the financing provided by the Initial Lender to the Borrower pursuant to the Credit Agreement and will derive substantial additional economic benefit from the Initial Lender’s forbearance with respect to, and waiver of, the Existing Defaults and the other concessions granted by the Initial Lender in acceding to the request of the Borrower and the Guarantor to amend the Original Credit Agreement and the other Loan Documents;

NOW THEREFORE, in consideration of the foregoing (all of which are incorporated as express representations and covenants of Guarantor) and in order to induce the Initial Lender and the Administrative Agent to waive the Existing Defaults and the right to collect interest at the Default Rate as a result of the Existing Defaults and to otherwise amend the Original Credit Agreement and the Loan Documents for the benefit of Borrower and Guarantor, Guarantor, for the benefit of the Administrative Agent and the Beneficiaries, hereby amends and restates the Original Guaranty in its entirety to read as follows:

1.             Guarantor, as a primary obligor, hereby unconditionally and irrevocably, guarantees to the Beneficiaries that the Borrower will fully and promptly pay and perform all of the Borrower’s obligations under the Credit Agreement and the other Loan Documents as now in effect or as the same may be modified, amended and/or restructured at any time, including, but not limited to, the obligation to repay the principal of the Term Loan (as defined in the Credit Agreement), interest thereon, break costs contemplated therein, prepayment fees contemplated therein, costs and expenses (including legal fees and disbursements) of the Administrative Agent and the other Lenders that the Borrower has agreed to bear thereunder, and payment and performance of all other obligations of the Borrower thereunder (all of the foregoing are hereinafter referred to collectively as the “Obligations”) and that, if for any reason the Borrower shall fail to pay or perform any Obligation, the Guarantor will promptly pay or perform the same without limitation or condition.

2.             The obligations of Guarantor under this Unlimited Guaranty shall be continuing, absolute and unconditional under any and all circumstances and shall be paid and performed by Guarantor regardless of (a) the invalidity or unenforceability of any of the Obligations; (b) any change in the time, manner, place of payment or in any other term of any of the Obligations; (c) any impossibility, impracticably, frustration of purpose, illegality, force majeure or act of government; (d) the bankruptcy, winding up, liquidation, dissolution or insolvency of the Borrower; (e) the insufficiency, invalidity or unenforceability of any collateral security or any other guaranty of the Obligations at any time held by the Beneficiaries (or any of them); or (f) any defense, offset or counterclaim which may at any time be available to or asserted by the Borrower against the Beneficiaries (or any of them).

3.             The Guarantor agrees, without the Beneficiaries first having to proceed against the Borrower or other person or to liquidate any collateral security for any Obligations, to pay on demand all Obligations due and to become due to the Beneficiaries (or any of them) from the Borrower together with all losses, costs, attorneys’ fees or expenses the Beneficiaries (or any of them) may incur in enforcing its rights against the Guarantor hereunder.

4.             Guarantor waives (a) notice of acceptance of this Unlimited Guaranty and the presentment, demand, protest and notice of non-payment or protest with respect to any Obligation and any and all other demands and notices required by law; (b) any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which Guarantor may now or hereafter have against the Borrower or any other person directly or contingently liable for the Obligations or with respect to the Borrower’s property (including, without limitation, property collateralizing the Obligations), arising from the existence of this Unlimited Guaranty; (c) all exemptions; (d) all setoffs and counterclaims; and (e) any duty on the part of any Beneficiary (should such duty exist) to disclose to Guarantor any matter, fact or thing related to the business operations or condition (financial or otherwise) of the Borrower or its affiliates or property, whether now or hereafter known by such Beneficiary.

5.             Guarantor agrees that the Beneficiaries may at any time and from time to time, without Guarantor’s consent and without notice to Guarantor and without affecting, releasing or impairing any of Guarantor’s obligations hereunder, from time to time, as the Beneficiaries may deem advisable, do any of the following (a) renew, grant time, extend, modify, release or discharge any of the Obligations (including extensions beyond the original term thereof) or of any other party at any time directly or contingently liable for the payment thereof; (b) accept partial payments of the Obligations; (c) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any Obligation and any collateral security therefor in any manner; (d) consent to the transfer or return of any collateral security, or take and hold additional security or guaranties, for any Obligation; (e) bid and purchase at any sale of collateral security for any Obligation, and direct the order and manner of any sale.

6.             This Unlimited Guaranty is an unconditional guarantee of payment and performance.

7.             A waiver by any Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Beneficiary or any other Beneficiary would otherwise have on any future occasion.  Neither failure to exercise nor any delay on the part of any Beneficiary in exercising any right or remedy hereunder shall operate as a waiver thereof.  The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

8.             If a claim is made upon any Beneficiary at any time for repayment or recovery of any amount of other value received by such Beneficiary from any source in payment of or on account of any Obligations guaranteed hereunder and such Beneficiary repays or otherwise becomes liable for all or any part of such claim by reason of (a) any judgment, decree or order of any court or administrative body having competent jurisdiction; (b) any event or action including the insolvency, bankruptcy or reorganization of the Borrower; or (c) any settlement or compromise of any such claim, Guarantor shall remain liable to such Beneficiary hereunder for the amount so repaid or for which such Beneficiary is otherwise liable to the same extent as if such amount had never been received by such Beneficiary.

9.             Any and all amounts required to be paid by Guarantor hereunder shall be paid in lawful money of the United States of America in accordance with the terms and provisions hereof, without deductions for and free and clear of any and all taxes, levies, duties, withholding or restrictions of any nature now or hereafter imposed, levied, collected, withheld or assessed with respect to any of the Obligations or this Unlimited Guaranty by any taxing authority of competent jurisdiction (“Taxes”).  If any Taxes are required to be deducted or withheld from any amount payable to any Beneficiary under this Unlimited Guaranty, such amount payable shall be increased to yield to such Beneficiary (after payment of all Taxes) the amount specified to be paid hereunder.  Whenever any Taxes are paid by Guarantor on behalf of any Beneficiary, Guarantor shall, as promptly as possible, send such Beneficiary (through the Administrative Agent) an official receipt showing payment thereof, together with such additional evidence of payment as such Beneficiary (through the Administrative Agent) may reasonably require.

10.           Guarantor specifically acknowledges that the specification of payment in United States Dollars (“Dollars”) is of the essence.  Unrestricted, convertible and transferable Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Unlimited Guaranty.  The payment obligations of the Guarantor under this Unlimited Guaranty shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars under normal banking procedures does not yield the amount of Dollars due under this Unlimited Guaranty.  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the “Other Currency”), the rate of exchange used shall be that at which the applicable Beneficiary could, in accordance with normal banking procedures, purchase Dollars with the Other Currency on the business day immediately preceding the date on which final judgment is given in such court.  The obligation of the Guarantor in respect to any such sum due from it to any Beneficiary hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the business day immediately following the date on which such Beneficiary receives any sum adjudged to be so due in the Other Currency, such Beneficiary may, in accordance with normal banking procedures, purchase dollars with the Other Currency.  If the dollars so purchased are less than the sum originally due to such Beneficiary in dollars, the Guarantor agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Beneficiary against such loss, and if the dollars so purchased exceed the sum originally due to such Beneficiary in dollars, such Beneficiary (through the Administrative Agent) will promptly remit to the Guarantor such excess.

11.           This Unlimited Guaranty shall be governed by, and construed in all respects in accordance with, the internal laws of the State of Arizona, without regard to any conflicts of law principles that may mandate the application of the laws of any other jurisdiction.  Guarantor hereby irrevocably consents and agrees that any legal action, suit or proceeding arising out of or in any way connected with this Unlimited Guaranty may be instituted or brought against Guarantor in the courts of the State of Arizona, in the county of Maricopa, or the United States courts as the Administrative Agent or any other Beneficiary may elect, and, by execution and delivery of this Unlimited Guaranty, Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of any such court, and to all proceedings in such courts, and agrees to be bound by any judgment thereof.  Guarantor hereby waives any right to a trial by jury in any action or proceeding relating to or connection with this Unlimited Guaranty.  Nothing in this Unlimited Guaranty shall affect or limit the right to effect service of process in any other manner permitted by law or limit the right of the Administrative Agent or any other Beneficiary to bring actions, suits or proceedings in the court of any other jurisdiction.  Guarantor further agrees that final judgment against it in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, within or without the United States, by suit on the judgment, certified or exemplified copy of which shall be conclusive evidence of the fact and amount of liability.

12.           To the extent that the Guarantor or the Borrower or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service or process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding from the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Unlimited Guaranty, the Guarantor hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

13.           This Unlimited Guaranty constitutes the entire agreement between the Guarantor and the Beneficiaries with respect to the subject matter hereof and supersedes any prior understandings and agreements between such parties with respect thereto.  There are no representations, warranties, terms, conditions, understandings or collateral agreements, expressed, implied or statutory between the parties other than as expressly set forth in this Unlimited Guaranty.

14.           This Unlimited Guaranty shall bind the respective representatives, successors and assigns of Guarantor and each Beneficiary and shall inure to the benefit of the successors and assigns of each Beneficiary.  The invalidity, illegality or unenforceability of any other provision of this Unlimited Guaranty shall not affect the validity, legality or enforceability of any other provision of this Unlimited Guaranty.  This Unlimited Guaranty shall be governed by, and be construed in accordance with, the laws of the State of Arizona.  None of the terms or provisions of this Unlimited Guaranty may be amended, waived or modified except by a writing signed by the party against which enforcement of such amendment, waiver or modification is sought.

15.           The rights of each Beneficiary under this Unlimited Guaranty may, subject to the terms and conditions set forth in the Credit Agreement (including notice to the Administrative Agent, or in the case of an assignment by the Administrative Agent, subject to the provisions thereof relating to the replacement of the Administrative Agent), be assigned by such Beneficiary without prior consent of the Borrower or the Guarantor.  The Guarantor may not assign its obligations under this Unlimited Guaranty.

16.           All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been given or made when delivered to the party to whom it is addressed as follows:

If to Guarantor:

Smurfit-Stone Container Enterprises, Inc.
Six CityPlace Drive
Creve Coeur, MO 63141
Attention: Charles A. Hinrichs
Telephone: 314-656-5276
Facsimile: 314-787-6162
With a copy to:

Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Attention: Brian S. Hart
Telephone: 312-558-5702
Facsimile: 312-558-5700

If to the Administrative Agent or any other Beneficiary:

The CIT Group/Equipment Financing, Inc., as Administrative Agent
305 Fellowship Road
Suite 300
Mount Laurel, NJ 08054
Attention: Martin Healey
Telephone: 856-813-2623
Facsimile: 856-727-5203

With a copy to:

The CIT Group/Equipment Financing, Inc
305 Fellowship Road
Suite 300
Mount Laurel, NJ 08054
Attention: Cole Silver
Telephone: 856-813-2696
Facsimile: 856-813-2996

17.           Guarantor hereby further expressly covenants and agrees that, if at any time Guarantor ceases to file periodic reports with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934 and the regulations promulgated thereunder, then Guarantor shall promptly deliver to Administrative Agent copies of (i) all notices, requests and other documents received by Guarantor or any of its Subsidiaries under or pursuant to the Credit Agreement dated as of November 1, 2004 among Guarantor, Smurfit Stone Container Corporation, Smurfit-Stone Container Canada, Inc., JPMorgan Chase Bank, as Senior Agent, Deutsche Bank Trust Company Americas, as Senior Agent and Administrative Agent, Deutsche Bank AG, as Canadian Administrative Agent, and the lenders party thereto or any of the “Loan Documents” as defined therein regarding any event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect, (ii) any amendment, modification or waiver of any provision of any document described in clause (i) above, and (iii) from time to time, such information and reports regarding the documents described in clause (i) above as the Administrative Agent may reasonably request.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF the Guarantor has executed this Unlimited Guaranty as of the day and year first above written.

SMURFIT-STONE CONTAINER ENTERPRISES, INC.

By:	/s/ Charles A. Hinrichs

Name: Charles A. Hinrichs

Title: Senior Vice President & Chief Financial Officer

ACKNOWLEDGED AND AGREED.

THE CIT GROUP/EQUIPMENT FINANCING, INC.,

  as Administrative Agent

By:	/s/ Raymond M. Crouse
Name: Raymond M. Crouse
Title: Senior Vice President